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                                                                    EXHIBIT 99.3



            FORM OF AFFILIATE LETTER ADDRESSED TO TEMPLE-INLAND, INC.



Temple-Inland Inc.
303 South Temple Drive
Diboll, Texas 75941

Ladies and Gentlemen:

               I have been advised that as of the date hereof I may be deemed to be an "affiliate" of HF Bancorp, Inc., a Delaware corporation ("HFB"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger, dated as of November 14, 1998 (the "Merger Agreement"), by and among you ("TI"), HFB, Guaranty Federal Bank, F.S.B. and Hemet Federal Savings & Loan Association, HFB will be merged with TI or a direct or indirect subsidiary of TI will be merged with HFB, and that as a result of the Merger, I may receive shares of TI Stock (as defined in the Merger Agreement) in exchange for shares of HFB Stock (as defined in the Merger Agreement), owned by me.

               I hereby represent, warrant and covenant to TI that in the event I receive any TI Stock pursuant to the Merger:

               A. I shall not make any sale, transfer or other disposition of the TI Stock in violation of the Act or the Rules and Regulations.

               B. I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of TI Stock to the extent I believed necessary, with my counsel or with counsel for HFB.

               C. I have been advised that the issuance of TI Stock to me pursuant to the Merger Agreement will be registered with the Commission on a registration statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted to the shareholders of HFB for approval, I may be an "affiliate" of HFB, any sale or disposition by me of any of the TI Stock, may, under current law, only be made in accordance with the provisions of paragraph (d) of Rule 145 under the Act, pursuant to an effective registration statement under the Act or pursuant to an exemption thereunder. I agree that I will not sell, transfer, or otherwise dispose of Tl Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act; (ii) such




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sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act; or
(iii) in the written opinion of counsel, which opinion and counsel shall be reasonably acceptable to TI, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

               D. I understand that TI is under no obligation to register the sale, transfer or other disposition of the TI Stock by me or in my behalf or to take any other action necessary to make compliance with an exemption from registration available.

               E. I understand that stop transfer instructions will be given to TI's transfer agents with respect to TI Stock and that there will be placed on the certificates for the TI Stock issued to me, or any substitutions therefor, a legend stating in substance:

               "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may be sold or otherwise transferred only in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration."

               F. I also understand that unless the transfer by me of my TI Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, TI reserves the right to put the following legend on the certificates issued to my transferee:

               "The sale of the shares represented by this certificate has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the shares were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act."

               It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the legends set forth in E or F, as the case may be, above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer of restrictions shall be lifted forthwith, if (i) any such shares of TI Stock shall have been registered under the Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of TI Stock are sold in accordance with the provisions of paragraphs (c),
(e), (f) and (g) of Rule 144 promulgated under the Act, or (iii) I am not at the time an affiliate of TI and have been the



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beneficial owner of the TI Stock for at least one year (or such other period as may be prescribed by the Act and the rules and regulations promulgated thereunder), and TI has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding 12 months, or (iv) I am not and have not been for at least three months an affiliate of TI and have been the beneficial owner of the TI Stock for at least two years (or such other period as may be prescribed by the Act and the Rules and Regulations), or (v) TI shall have received a letter from the Staff of the Commission, or a written opinion of counsel, which opinion and counsel shall be reasonably acceptable to TI, to the effect that the stock transfer restrictions and the legend are not required.

                                    Very truly yours,





Accepted this ____ day of _________, 199_.



Temple-Inland Inc.



By: _________________________________
    Name:
    Title:










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